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                                                                       EXHIBIT 1

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                     MAHONEY COHEN RASHBA & POKART, CPA, PC


                                          January 6, 1997

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

    We were previously principal accountants for INSCI Corp. and, under the date of May 10, 1996, except for Notes R(2) and R(3), as to which the dates are June 28, 1996 and June 26, 1996, respectively, we reported on the financial statements of INSCI Corp. as of and for the years ended March 31, 1996 and 1995. On December 30, 1996, our appointment as principal accountants was terminated. We have read INSCI Corp.'s statements included under Item 4.(a) and (b) of its Form 8-K dated December 30, 1996, and we agree with such statements.

                                          Very truly yours,


                                      /s/ Mahoney Cohen Rashba & Pokart, CPA, PC
                                          MAHONEY COHEN RASHBA & POKART, CPA, PC

QV